Exhibit 99.1

CoreCivic ANNOUNCES CLOSING OF OFFERING OF $500 MILLION OF 8.250% SENIOR NOTES DUE 2029 AND EXPIRATION AND RESULTS OF TENDER OFFER FOR 2026 NOTES

Brentwood, Tenn. – (March 12, 2024) – CoreCivic, Inc. (NYSE: CXW) (“CoreCivic”) announced today that it has completed the previously announced underwritten registered public offering of $500 million aggregate principal amount of 8.250% senior notes due 2029 (the “Notes”). The Notes are senior unsecured obligations of CoreCivic and are guaranteed by all of its subsidiaries that guarantee CoreCivic’s senior secured credit facilities, the $243.1 million outstanding aggregate principal amount of its 4.750% senior unsecured notes due October 2027, with an original aggregate principal amount of $250 million, and 8.250% senior unsecured notes due 2026 (the “2026 Notes”). The aggregate net proceeds from the sale of the Notes are expected to be approximately $490.3 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

CoreCivic also announced today the expiration and results of its previously announced cash tender offer (the “Tender Offer”) for any and all of the 2026 Notes, which expired at 5:00 p.m., New York City time, on March 11, 2024 (the “Expiration Time”). As of the Expiration Time, $494,103,000 aggregate principal amount of 2026 Notes, or approximately 83.3% of the aggregate principal amount of 2026 Notes outstanding, had been validly tendered and not validly withdrawn, not including any 2026 Notes that may be validly tendered pursuant to guaranteed delivery procedures. Holders (as defined in the Offer to Purchase dated March 4, 2024 (the “Offer to Purchase”)) who indicated by the Expiration Time that they will deliver their 2026 Notes through the guaranteed delivery procedures set forth in the Offer to Purchase, must deliver their 2026 Notes by 5:00 p.m., New York City time, on March 13, 2024. The complete terms and conditions of the Tender Offer were set forth in the Offer to Purchase and the related notice of guaranteed delivery (the “Notice of Guaranteed Delivery”).

CoreCivic today accepted for purchase and paid for all the 2026 Notes validly tendered in the Tender Offer at or prior to the Expiration Time and not validly withdrawn before the Expiration Time. Holders of 2026 Notes who validly tendered (and did not validly withdraw) their 2026 Notes in the Tender Offer at or prior to the Expiration Time received in cash $1,043.75 per $1,000 principal amount of 2026 Notes (the “Purchase Price”) validly tendered and accepted for purchase pursuant to the Offer to Purchase, plus accrued and unpaid interest from the October 15, 2023 interest payment date for the 2026 Notes up to, but not including, the settlement date, March 12, 2024 (the “Settlement Date”). With respect to the 2026 Notes tendered and accepted for purchase, if any, pursuant to the guaranteed delivery procedures described in the Offer to Purchase, the Holders of any such 2026 Notes will receive payment of the Purchase Price for such 2026 Notes, plus accrued and unpaid interest from the October 15, 2023 interest payment date for the 2026 Notes up to, but not including, the Settlement Date, on the payment date for any 2026 Notes tendered pursuant to a Notice of Guaranteed Delivery, which is expected to be March 14, 2024. All accrued and unpaid interest on the 2026 Notes from the October 15, 2023 interest payment date up to, but not including, the Settlement Date will cease to accrue on the Settlement Date for the 2026 Notes accepted for purchase pursuant to the Tender Offer, including those tendered pursuant to the Notice of Guaranteed Delivery.

The Notes were offered pursuant to CoreCivic’s shelf registration statement on Form S-3 (File No. 333-277631), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 4, 2024. The offering of the Notes was made solely by means of a prospectus supplement and an accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering of the Notes was filed with the SEC on March 4, 2024, and are available on the SEC’s website at www.sec.gov.The final prospectus supplement and accompanying prospectus was filed with the SEC on March 7, 2024 and are available on the SEC’s website at www.sec.gov. Copies of the preliminary and final prospectus supplement and the accompanying prospectus relating to, and describing the terms of, the offering of the Notes may be obtained from Citizens JMP Securities, LLC, Attn: Prospectus Department, or by telephone at (617) 725-5783.

Citizens JMP Securities, LLC is acting as the dealer manager for the Tender Offer. The information agent and tender agent for the Tender Offer is D.F. King & Co., Inc.

Questions regarding the terms of the Tender Offer may be directed to Citizens Capital Markets at (617) 725-5783. Requests for documents should be directed to D.F. King & Co., Inc. by calling (212) 269-5550 (for banks and brokers), or (800) 549-6697 (for all others toll free), or emailing corecivic@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/corecivic.

CoreCivic intends to use the net proceeds from the offering of the Notes, together with borrowings under its revolving credit facility and/or cash on hand, to repurchase the 2026 Notes validly tendered and accepted for purchase pursuant to the Tender Offer, including the payment of accrued and unpaid interest, and costs and expenses in connection with the Tender Offer. CoreCivic intends, but is not obligated, to use a combination of borrowings under its revolving credit facility and cash on hand, to redeem the 2026 Notes that remain outstanding following the completion of the Tender Offer, in accordance with the indenture governing the 2026 Notes, including the payment of all premiums, accrued interest and costs and expenses in connection with the redemption of such 2026 Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, including the Notes or the 2026 Notes, nor shall it constitute a notice of redemption under the indenture governing the 2026 Notes, nor shall there be any offer, solicitation or sale of the Notes, the 2026 Notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. CoreCivic provides a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. CoreCivic is the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest prison operators in the United States. CoreCivic has been a flexible and dependable partner for government for 40 years. CoreCivic’s employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements concerning the amount and CoreCivic’s intended use of proceeds from the completed underwritten public offering of the Notes and the planned redemption of the 2026 Notes that remain outstanding following the completion of the Tender Offer. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Such forward-looking statements may be affected by risks and uncertainties in the Company’s business and market conditions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by CoreCivic with the SEC and include the risk factors described in CoreCivic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 20, 2024. Except as required by applicable law, CoreCivic undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:

Investors: Mike Grant - Managing Director, Investor Relations - (615) 263-6957

Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204